UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

HORIZON BANCORP, INC.
(Exact name of registrant as specified in its charter)

Indiana	000-10792	35-1562417
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
515 Franklin Street
Michigan City, IN 46360
(Address of principal executive offices, including zip code)

(219) 879-0211
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, no par value	HBNC	The NASDAQ Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 17, 2023, the Board of Directors of Horizon Bancorp, Inc. (“Horizon” or the “Company”) approved the appointment of Mr. Thomas M. Prame to serve as the Chief Executive Officer of both Horizon and its wholly-owned bank subsidiary, Horizon Bank (the “Bank”), effective as of June 1, 2023. Mr. Prame currently serves as the President of both Horizon and the Bank and on the Board of Directors of the Bank and will continue to serve in all of those positions in addition to his new role as Chief Executive Officer. In addition, in connection with his promotion to CEO of Horizon and the Bank, Mr. Prame has also been appointed to the Board of Directors of Horizon effective as of June 1, 2023.

Also, as previously announced, Craig M. Dwight, our current CEO, will step down as CEO of Horizon and the Bank, effective as of June 1, 2023, and will retire as an employee from Horizon and the Bank, effective as of July 3, 2023. Mr. Dwight will continue as the Chairman of the Board of Directors of both Horizon and the Bank.

Amended and Restated Employment Agreement

In connection with his appointment as Chief Executive Officer, on May 18, 2023, Horizon and the Bank entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Mr. Prame, to be effective as of June 1, 2023. The Amended Employment Agreement has an initial one-year term, beginning on June 1, 2023, and automatically renews for additional one-year terms on each annual anniversary. The Company may elect not to renew the Amended Employment Agreement at any anniversary date by giving Mr. Prame at least 60 days’ advance written notice thereof.

The Amended Employment Agreement provides for, among other things, an annual base salary of $600,000 (which reflects an increase from $550,000 in his existing employment agreement), with the base salary to be reviewed and potentially increased annually (but not decreased) by the compensation committee of the Board of Directors (the “Compensation Committee”).

Under the Amended Employment Agreement, Mr. Prame will also continue to be eligible to participate in all incentive compensation and employee benefit plans and programs generally available to executive officers. Accordingly, Mr. Prame will be eligible to participate in the Horizon Bancorp Employees’ Thrift Plan (a 401(k) plan), and the Horizon Bancorp 2005 Supplemental Executive Retirement Plan, as amended, and he will be eligible for long-term incentive compensation awards under the Horizon Bancorp, Inc. 2021 Omnibus Equity Incentive Plan. Mr. Prame will also continue to be eligible to participate in the Company’s executive officer target bonus plan, subject to annual approval by the Compensation Committee.

The Amended Employment Agreement provides that if the Company terminates Mr. Prame’s employment without “Cause” (as defined in the Amended Employment Agreement), or if Mr. Prame terminates his employment with “Good Reason” (as defined in the Amended Employment Agreement), Mr. Prame will be entitled to: (i) all base salary earned through the termination, (ii) an amount equal to two times the then-current annual base salary (instead of a multiple of 1x his annual salary as provided in his current employment agreement), plus a single sum payment equal to two times the average of his cash bonuses for the prior two calendar years (instead of a multiple of 1x the average of his cash bonuses as provided in his current employment agreement); provided, however, that (A) for 2023, the bonus shall be two times $275,000, and (B) for 2024, the bonus calculation shall be two times the average of $275,000 plus his 2024 target bonus, (iii) continued participation in group health and life insurance programs for two years (instead of one year under his current employment agreement) (or cash reimbursement in an equivalent amount, subject to a ceiling of 110% of the Company’s standard cost for providing the benefits), (iv) up to $20,000 for reasonable expenses actually incurred by Mr. Prame in searching for new employment during the one-year period thereafter, and (v) all amounts that have vested and accrued prior to the termination under any incentive compensation or other qualified and non-qualified employee benefit plans, including any Company matching contributions. All options and other equity incentive awards held by Mr. Prame at such time shall be treated in accordance with the applicable plan and award agreement(s) governing such awards. As a condition to receipt of certain of these payments and benefits from the Company, Mr. Prame will be required to sign a release of claims in favor of the Company.

All amounts payable to Mr. Prame under the Amended Employment Agreement are subject to FDIC restrictions on golden parachutes and indemnification, as well as subject to Internal Revenue Code Section 409A requirements and the deductibility limits of Internal Revenue Code Section 280G.

The foregoing description of the Amended Employment Agreement is not complete and is qualified in its entirety by reference to the complete copy of the Amended Employment Agreement, which is attached as Exhibit 10.1, and is incorporated herein by reference.

Amended and Restated Change in Control Agreement

In connection with his appointment as Chief Executive Officer, on May 18, 2023, the Bank also entered into an Amended and Restated Change in Control Agreement (the “Amended CIC Agreement”) with Mr. Prame, to be effective as of June 1, 2023. The Amended CIC Agreement amends Mr. Prame’s existing Change in Control Agreement to modify the following three severance benefits that he is entitled to receive if he experiences a qualifying termination during the 6 months before or during the year after a change in control (provided all other conditions are met): (i) an amount equal to 2.99 times the then-current annual base salary (which has been increased from a multiple of 2), (ii) an amount equal to the average of his total cash bonuses in the 2 years preceding termination multiplied by 2.99 (which has been increased from a multiple of 2); provided, however, that (A) during 2023, the bonus calculation shall be 2.99 times $275,000 and (B) during 2024, the bonus calculation shall be 2.99 times the average of $275,000 plus his 2024 target bonus, and (iii) continued participation in group health and life insurance benefits for a period of 35 months (which has been increased from 24 months). All other material terms and conditions of Mr. Prame’s existing Change in Control Agreement as in effect immediately prior to the Amended CIC Agreement remain in effect without change.

The foregoing description of the Amended CIC Agreement is not complete and is qualified in its entirety by reference to the complete copy of the Amended CIC Agreement, which is attached as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits
EXHIBIT INDEX
Exhibit No.	Description	Location
10.1	Amended and Restated Employment Agreement	Attached
10.2	Amended and Restated Change in Control Agreement	Attached
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)	Within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2023	HORIZON BANCORP, INC.

		By:	/s/ Craig M. Dwight
Craig M. Dwight,
Chairman of the Board & Chief Executive Officer

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